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                                                                EXHIBIT d(7)(iv)

[ING FUNDS LOGO]

February 1, 2004

Jeffrey Busby, Director
Brandes Investment Partners, LLC
11988 El Camino Real
San Diego, California 92191-9048

Dear Mr. Busby:

      Pursuant to Section 17 of the Sub-Advisory Agreement dated January 30, 2002 between ING Investments, LLC and Brandes Investment Partners, LLC (formerly known as Brandes Investment Partners, L.P.) (the "Agreement"), we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING LargeCap Value Fund, a newly established series of ING Equity Trust, effective February 1, 2004, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the "ING LargeCap Value Fund" to Schedule A and Schedule B of the Agreement. The AMENDED SCHEDULE A, with the annual sub-advisory fees indicated for the SERIES, AND AMENDED SCHEDULE B are attached hereto.

      In addition, AMENDED SCHEDULE A of the Agreement will be updated to reflect changes in the sub-advisory fees for ING MidCap Value Fund and ING SmallCap Value Fund effective February 1, 2004.

      In addition, Section 3(a) of the Agreement is hereby deleted in its entirety. Sections 3(b)-(d) of the Agreement are hereby renamed Sections 3(a)-(c), respectively.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING LargeCap Value Fund and to the changes in sub-advisory fees for ING MidCap Value Fund and ING SmallCap Value Fund by signing below.

                                                    Very sincerely,

                                                    /s/ Michael J. Roland
                                                    Michael J. Roland
                                                    Executive Vice President
                                                    ING Investments, LLC

ACCEPTED AND AGREED TO:
Brandes Investment Partners, LLC

By: /s/ Jeffrey Busby
    ---------------------------
    Jeffrey Busby, Director

7337 E. Doubletree Ranch Rd.     Tel: 480-477-3000       ING Investments, LLC
Scottsdale, AZ 85258-2034        Fax: 480-477-2700
                                 www.ingfunds.com

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                               AMENDED SCHEDULE B

                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                        BRANDES INVESTMENT PARTNERS, LLC
              (FORMERLY KNOWN AS BRANDES INVESTMENT PARTNERS, L.P.)

SERIES*

ING LargeCap Value Fund

ING MidCap Value Fund

ING SmallCap Value Fund

* This Amended Schedule B will be effective with respect to a Series upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Series.